UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2004

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On November 18, 2004, Burlington Northern Santa Fe Corporation (the “Company”) agreed to make a public offering of $250,000,000 aggregate principal amount of its 4.875% Notes due January 15, 2015 (the “Notes”) pursuant to an underwriting agreement under which Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. acted as co-lead managers, joint book-running managers and as representatives of additional underwriters Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P. The sale of the Notes was registered under the Securities Act of 1933, as amended (the “Act”), by Registration Statements on Form S-3 (Registration Nos. 333-59894 and 333-99643) filed with the Securities and Exchange Commission (“SEC”) by the Company (the “Registration Statements”). The form of the Underwriting Agreement was filed as an exhibit to the Registration Statements, and a Prospectus regarding the offering was filed with the SEC under Rule 424(b)(5) of the Act. A Prospectus Supplement pertaining to the offering was filed with the SEC on November 23, 2004.

Attached to this report is the Officers’ Certificate of Determination as to the terms of the Notes along with Exhibit A thereto, the form of the Notes. Also attached is an opinion regarding the legality of the Notes of Mayer, Brown, Rowe & Maw LLP, which supplements the original opinions delivered in connection with the filing of, and included as exhibits to, the Registration Statements.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: December 8, 2004	By:	/s/ JEFFREY R. MORELAND
Jeffrey R. Moreland
Executive Vice President Law & Government Affairs and Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Officers’ Certificate of Determination as to the terms of the Notes, including Exhibit A thereto, the form of the Notes.

5.1	Opinion and consent of Mayer, Brown, Rowe & Maw LLP regarding the legality of the Notes.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).